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                                                                     EXHIBIT 8.1

INNOVA'S SUBSIDIARIES

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                                                        JURISDICTION OF
SUBSIDIARY NAME                                          INCORPORATION       TRADE NAME
---------------                                         ---------------      ----------
Corporacion de Radio y Television del Norte de              Mexico              Same
Mexico, S. de  R.L. de C.V.
Corporacion Novaimagen, S. de R.L. de C.V.                  Mexico              Same
Corporacion Novavision, S. de R.L. de C.V.                  Mexico              Same
Servicios Novasat, S.de R.L. de C.V.                        Mexico              Same
Servicios Corporativos de Telefonia, S. de R.L. de          Mexico              Same
C.V.
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